As filed with the Securities and Exchange Commission on December 15, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kazia Therapeutics Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Australia	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Three International Towers Level 24

300 Barangaroo Avenue

Sydney, NSW, 2000, Australia

Tel: +61 2 9472 4101

(Address and telephone number of registrant’s principal executive offices)

Vcorp Services, LLC

25 Robert Pitt Drive, Suite 204

Monsey, New York 10952

Tel: +1 888 528 2677

(Name, address and telephone number of agent for service)

Copies to:

Robert Puopolo, Esq.

Stephanie Richards, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

+1 617 570 1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined in light of market conditions.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder cannot sell these securities until the registration statement that we have filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where their offer or sale is not permitted.

Subject to Completion, dated December 15, 2023.

PROSPECTUS

591,697 American Depositary Shares representing 5,916,970 Ordinary Shares

This prospectus relates to the resale from time to time of 591,697 American Depositary Shares, or ADSs, representing ordinary shares of Kazia Therapeutics Limited, or the Company, by the selling shareholder, including its transferees, pledgees or donees, or its successors. We are registering these ADSs on behalf of the selling shareholder, to be offered and sold by it from time to time, to satisfy certain registration rights that we have granted to the selling shareholder. The ADSs being registered for resale will be issuable pursuant to the conversion of our Convertible Promissory Note due April 23, 2024, or the Note. We will not receive any proceeds from the sale of the ADSs offered by this prospectus or upon the conversion of the Note.

The selling shareholder identified in this prospectus, or its respective pledgees, donees, transferees and other successors-in-interest, may offer the ADSs from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholder may resell the ADSs directly or through one or more underwriters, broker-dealers or agents. For additional information on the methods of sale that may be used by the selling shareholder, see the section entitled “Plan of Distribution” on page 30.

We have agreed to bear all of the expenses incurred in connection with the registration of the ADSs. The selling shareholder will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the ADSs.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The ADSs are listed on the Nasdaq Capital Market under the symbol “KZIA.” On December 14, 2023, the last reported sale price of the ADSs on Nasdaq was $0.43 per ADS.

We are a “foreign private issuer”, as defined under the federal securities laws, and, as such, we will be subject to reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being a Foreign Private Issuer.”

Investing in the ADSs involves risks. See “Risk Factors” beginning on page 9 of this prospectus and under similar headings in any amendment or supplement to this prospectus or as updated by any subsequent filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the ADSs or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2023.

You should rely only on the information provided by this prospectus, any prospectus supplement and any information incorporated by reference. We have not authorized anyone else to provide you with different or additional information or to make any representations other than those contained in or incorporated by reference to this prospectus or any accompanying prospectus supplement.

We have not taken any action to permit a public offering of the securities described in this prospectus outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must observe any restrictions relating to the offering of the securities described in this prospectus and the distribution of this prospectus outside of the United States. This prospectus is not an offer to sell, or solicitation of an offer to buy, any securities in any circumstances under which the offer of solicitation is unlawful.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this process, the selling shareholder may, from time to time, sell the ADSs in one or more offerings. This prospectus does not contain all of the information included in the registration statement. You should refer to the registration statement including the exhibits before making a decision to purchase any securities described in this prospectus.

The information in this prospectus is accurate as of the date on the front cover of this prospectus. Neither the delivery of this prospectus nor the sale of any securities described in this prospectus means that information contained in this prospectus is correct after the date of this prospectus or as of any other date. We will provide a prospectus supplement each time we sell any securities described in this prospectus and you should read both this prospectus and the prospectus supplement, together with any information incorporated by reference, before making an investment decision.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement and any free writing prospectus filed by us with the SEC. We have not, and the selling shareholder has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities. We are not, and the selling stockholder is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, any accompanying prospectus supplement, any documents incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

A prospectus supplement may provide updated, changed or additional information to the information contained in this prospectus. You should rely on the information contained in the prospectus supplement to the extent there is any conflict between the information contained in this prospectus and the prospectus supplement. Any statement in a prospectus supplement or any document incorporated by reference with a later date will supersede or modify an earlier statement in any document with an earlier date. Any information incorporated by reference is only accurate as of the date of the document incorporated by reference.

Before purchasing any securities, you should carefully read both this prospectus and any accompanying prospectus supplement, together with the additional information described under the headings, “Where You can Find Additional Information” and “Incorporation by Reference,” on pages 34 and 33, respectively, of this prospectus. Unless otherwise indicated or the context implies otherwise:

•	“we,” “us,” “our” or “Kazia” refers to Kazia Therapeutics Limited and its subsidiaries;

•	“shares” or “ordinary shares” refers to our ordinary shares;

•	“ADSs” refers to American Depositary Shares, each of which represents 10 ordinary shares; and

•	“ADRs” refers to American Depositary Receipts, which evidence the ADSs.

Unless otherwise noted, all other financial and other data related to Kazia in this prospectus is presented in Australian dollars. All references to “A$” in this prospectus mean Australian dollars. All references to “$” or “US$” in this prospectus mean U.S. dollars unless the context otherwise requires.

Our fiscal year end is June 30. References to a particular “fiscal year” are to our fiscal year ended June 30 of that calendar year.

We own various trademark registrations and applications, and unregistered trademarks, including Kazia and Kazia Therapeutics and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. Solely for convenience, trademarks and trade names referred to in this prospectus appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

This prospectus contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the ADSs offered by this prospectus in any jurisdiction where it is unlawful to make such offer or solicitation.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the ADSs or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that involve substantial risks and uncertainties. All statements other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. In some cases, you can identify forward-looking statements by the words “could,” “believe,” “anticipate, ” “intend, ” “estimate, ” “expect, ” “may, ” “continue, ” “predict, ” “potential,” “project, ” or the negative of these terms, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and the documents incorporated by reference herein, we caution you that these statements are based on a combination of facts and important factors currently known by us and our expectations of the future, about which we cannot be certain.

Forward-looking statements include, but are not limited to, statements about:

•	our plans to develop and potentially commercialize our product candidates, including contractual arrangements with third parties;

•	the timing of the initiation and completion of preclinical studies and clinical trials;

•	the timing of patient enrollment and dosing in any future clinical trials;

•	the timing of the availability of data from clinical trials;

•	expectations about the successful completion of clinical trials;

•	the timing of expected regulatory filings;

•	expectations about approval by regulatory authorities of our drug candidates;

•	the clinical utility and potential attributes and benefits of our product candidates, including the potential duration of treatment effects;

•	potential licenses of intellectual property and collaborations;

•	the commercialization of our product candidates, if approved;

•	expectations regarding expenses, ongoing losses, future revenue and capital needs;

•	our financial performance;

•	our use of proceeds from any offering made pursuant to this prospectus;

•	the length of time over which we expect our cash and cash equivalents to be sufficient; and

•	our intellectual property position and the duration of our patent portfolio.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus and documents incorporated by reference herein, particularly in the section titled “Risk Factors,” in this prospectus and in our Annual Report on Form 20-F for the fiscal year ended June 30, 2023, which is incorporated herein by reference that we believe may cause our actual results or events to differ materially from those expressed or implied by our forward-looking statements. Moreover, we operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

All forward-looking statements speak only as of the date of this prospectus or, in the case of any prospectus supplement, any free writing prospectus, or any document incorporated by reference, that prospectus supplement, free writing prospectus or document. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Important factors that could cause our actual results to differ materially from our expectations are disclosed and described under “Risk Factors”, elsewhere in this prospectus, any prospectus supplement, any free writing prospectus and in filings incorporated by reference.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary provides a brief overview of information contained elsewhere in this prospectus and incorporated by reference. This summary does not contain all of the information that you should consider before investing in the ADSs. You should read the entire prospectus carefully before making an investment decision, including the information presented under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and all information incorporated by reference, including our Annual Report on Form 20-F for the year ended June 30, 2023 and the accompanying historical consolidated financial statements and the related notes to those financial statements and the other information incorporated by reference in this prospectus which are described under the heading “Incorporation by Reference”, any accompanying prospectus supplement and any related free writing prospectus, before making an investment decision.

The Company

We are an emerging oncology-focused biotechnology company that has a portfolio of development candidates, diversified across several distinct technologies, with the potential to yield first-in-class and best-in-class agents in a range of oncology indications. Our lead development candidate is paxalisib (formerly known as GDC-0084), a small-molecule, brain-penetrant inhibitor of the PI3K / Akt / mTor pathway, that is being developed as a potential therapy for glioblastoma, the most common and most aggressive form of primary brain tumour in adults, as well as other forms of brain cancer. Our second asset is EVT801, a small-molecule selective inhibitor of vascular endothelial growth factor receptor 3, which we licensed from Evotec SE in April 2021. In November 2021, we commenced recruitment to a phase I, first-in-human, multiple-ascending-dose, clinical trial of EVT801 in patients with advanced solid tumors.

Recent Developments

Convertible Promissory Note

On October 23, 2023, we entered into a securities purchase agreement with the selling shareholder, pursuant to which we issued a six-month unsecured convertible promissory note (the “Note”) in the principal amount of $500,000. The Note bears interest at 10% per annum. Subject to applicable terms, the selling shareholder is entitled to convert the Note into such number of ADSs, rounded down to the nearest whole ADS, that is obtained by dividing (a) 50% of the outstanding principal amount under the Note, plus any accrued and unpaid interest thereon, by (b) the closing price of the ADSs reported on the Nasdaq Capital Market on the date of conversion. The selling shareholder may convert the Note any time on or after November 17, 2023. The Note is convertible into either: (i) 100% ADSs priced at the market or (ii) 50% cash and 50% ADSs priced at the market.

Delisting from the ASX

On October 11, 2023, we announced that we submitted a formal application to the Australian Securities Exchange (“ASX”) to be removed from the official list of the ASX (the “Official List”) in accordance with ASX Listing Rule 17.11. On November 15, 2023, we were removed from the Official List and our ordinary shares ceased to be traded on the ASX.

Non-Compliance with Nasdaq Continued Listing Requirements

The ADSs are currently listed on the Nasdaq Capital Market. On November 20, 2023, we received a letter from the Listing Qualifications Staff of Nasdaq notifying us that, for the previous 30 consecutive business days, the bid price for the ADSs had closed below the minimum $1.00 bid price per share requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The deficiency notification has no immediate impact on our operations or listing. The ADSs will continue to trade as normal on Nasdaq Capital Market under the ticker “KZIA.”

Under Nasdaq Listing Rules, we have 180 calendar days from the date of the notice, or until May 20, 2024, to regain compliance with the minimum bid price requirement, during which time the ADSs will continue to trade as normal on the Nasdaq Capital Market. If at any time before May 20, 2024, the bid price of the ADSs closes at or above $1.00 per share for a minimum of 10 consecutive business days, we will regain compliance with the minimum bid requirement. If we do not regain compliance during this period, we may be eligible, upon satisfaction of certain Nasdaq requirements, for an additional period of 180 calendar days to regain compliance or the ADSs may be subject to delisting from Nasdaq.

We intend to monitor the bid price of the ADSs and will consider taking such actions as may be necessary and appropriate to achieve compliance with continued listing requirements prior to the expiration of all available grace periods.

Corporate Information

Kazia Therapeutics Limited (formerly Novogen Limited) was incorporated in Australia in 1994. The ADSs each representing ten fully paid ordinary shares, are listed on the Nasdaq Capital Market under the symbol “KZIA”. The Depositary for the ADSs is The Bank of New York Mellon, 240 Greenwich Street, New York, NY 10286.

Our principal executive offices are located at Level 24, Three International Towers, 300 Barangaroo Avenue, Sydney, NSW, 2000, Australia. Our telephone number is +61-2-9472-4101. Our corporate email address is info@kaziatherapeutics.com. Our website address is www.kaziatherapeutics.com. Information on our website and the websites linked to it do not constitute part of this prospectus or the registration statement to which this prospectus forms a part. Our agent for service of process in the United States is Vcorp Services, LLC, 25 Robert Pitt Drive, Suite 204, Monsey, New York 10952.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with “foreign private issuer” status. As long as we qualify as a foreign private issuer under the Exchange Act, we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

•	the requirement to comply with Regulation FD, which requires selective disclosure of material information;

•

the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events.

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules. Thus, as long as we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer. As a result, some investors may find the ADSs less attractive, which could result in a less active trading market for the ADSs or more volatility in the price of the ADSs.

THE OFFERING

ADSs offered by the selling shareholder	591,697 ADSs representing 5,916,970 ordinary shares.

Terms of the Offering	The selling shareholder, including its transferees, donees, pledgees or successors-in-interest, may sell, transfer or otherwise dispose of any or all of the ADSs offered by this prospectus from time to time on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the ADSs are traded or in private transactions. The ADSs may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. See “Plan of Distribution” on page 30.

The ADSs	Each ADS represents ten (10) ordinary shares. The ADSs will be delivered by The Bank of New York Mellon, as depositary (the “Depositary”).

The Depositary, as depositary, or its nominee, will be the holder of the ordinary shares underlying your ADSs and you will have rights as provided in the Deposit Agreement, dated as of June 6, 2016, among us, the Depositary and all owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”), a form of which has been filed as Exhibit 2.1 to the Annual Report on Form 20-F filed by us with the SEC on October 27, 2016.

Subject to the terms of the Deposit Agreement and in compliance with the relevant requirements set out in the prospectus, you may turn in your ADSs to the Depositary for cancellation and withdrawal of the ordinary shares underlying your ADSs. The Depositary will charge you fees for such cancellations pursuant to the Deposit Agreement.

You should carefully read the “Description of American Depositary Shares” section of the accompanying base prospectus and the Deposit Agreement to better understand the terms of the ADSs.

Use of proceeds	The selling shareholder will receive all of the proceeds from any sale of such ADSs. We will not receive any proceeds from any sales of the ADSs by the selling shareholder. See “Use of Proceeds.”

Risk factors	Investing in our securities involves significant risks. You should read the section titled “Risk Factors” beginning on page 9 of this prospectus and the risk factors set forth in our Annual Report on Form 20-F for the year ended June 30, 2023 filed with the SEC on October 26, 2023, which is incorporated by reference herein, for a discussion of the factors you should carefully consider before deciding to purchase the ADSs.

Dividend policy	We have never declared or paid any cash dividends to our shareholders, and we currently do not expect to declare or pay any cash dividends in the foreseeable future. See “Dividend Policy.”

Listing	The ADSs are listed on the Nasdaq Capital Market under the symbol “KZIA.”

Depositary	The Bank of New York Mellon.

RISK FACTORS

Investing in the ADSs involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 20-F for the year ended June 30, 2023, as filed with the SEC, and all other information contained in, or incorporated by reference in, this prospectus, as updated by those subsequent filings with the SEC under the Exchange Act, before making an investment decision. The risks and uncertainties described below and incorporated by reference are not the only ones we face. Additional risks and uncertainties not presently known to us may also adversely affect our business. Our business, financial condition and/or results of operations could be materially and adversely affected if any of these risks occur, and as a result the trading price of the ADSs could decline and you could lose all or part of your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.

Risks Related to this Offering, Our Ordinary Shares, and the ADSs

The market price of the ADSs has been and will likely continue to be volatile and you could lose all or part of your investment.

The market price of the ADSs has been and may continue to be highly volatile and could be subject to large fluctuations in response to the risk factors discussed in this section, and others beyond our control, including the following:

•	unacceptable toxicity findings in animals or humans;

•	lack of efficacy in human trials at Phase II stage or beyond;

•	announcements of technological innovations by us and our competitors;

•	new products introduced or announced by us or our competitors;

•	changes in financial estimates by securities analysts;

•	actual or anticipated variations in operating results;

•	expiration or termination of licenses, research contracts or other collaboration agreements;

•	conditions or trends in the regulatory climate in the biotechnology, pharmaceutical and genomics industries;

•	changes in the market values of similar companies;

•	the liquidity of any market for our securities; and

•	additional sales by us of our securities.

In addition, equity markets in general and the market for biotechnology and life sciences companies in particular, have experienced substantial price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the companies traded in those markets. Further changes in economic conditions in Australia, the U.S., EU, or globally, could impact our ability to grow profitably. Adverse economic changes are outside our control and may result in material adverse effects on our business or results of operations. These broad market and industry factors may materially affect the market price of the ADSs regardless of our development and operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. Such litigation, if instituted against us, could cause us to incur substantial costs and divert management’s attention and resources.

If the market price of the ADSs falls and remains below $5.00 per share, under stock exchange rules, our stockholders will not be able to use such ADSs as collateral for borrowing in margin accounts. This inability to use ADSs as collateral may depress demand as certain institutional investors are restricted from investing in securities priced below $5.00 and may lead to sales of such ADSs, creating downward pressure on and increased volatility in the market price of the ADSs.

If we cannot meet Nasdaq’s continued listing requirements, Nasdaq may delist the ADSs, which could have an adverse impact on the liquidity and market price of the ADSs.

The ADSs are currently listed on the Nasdaq Capital Market. On November 20, 2023, we received a letter from the Listing Qualifications Staff of Nasdaq notifying us that, for the previous 30 consecutive business days, the bid price for the ADSs had closed below the minimum $1.00 bid price per share requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2).

Under Nasdaq Listing Rules, we have 180 calendar days from the date of the notice, or until May 20, 2024, to regain compliance with the minimum bid price requirement, during which time the ADSs will continue to trade as normal on the Nasdaq Capital Market. If at any time before May 20, 2024, the bid price of the ADSs closes at or above $1.00 per share for a minimum of 10 consecutive business days, we will regain compliance with the minimum bid requirement. If we do not regain compliance during this period, we may be eligible, upon satisfaction of certain Nasdaq requirements, for an additional period of 180 calendar days to regain compliance or the ADSs may be subject to delisting from Nasdaq.

We cannot assure you that we will regain compliance, or if we do regain compliance, that we will remain in compliance with all applicable requirements for continued listing on the Nasdaq Capital Market. If we fail to sustain compliance with all applicable requirements for continued listing on the Nasdaq Capital Market, the ADSs may be subject to delisting by Nasdaq. This could inhibit the ability of holders of the ADSs to trade their ADSs in the open market, thereby severely limiting the liquidity of such ADSs. Although holders of the ADSs may be able to trade such ADSs on the over-the-counter market, there can be no assurance that this would occur. Further, the over-the-counter market provides significantly less liquidity than Nasdaq and other national securities exchanges, is thinly traded and highly volatile, has fewer market makers and is not followed by analysts. As a result, your ability to trade or obtain quotations for these securities may be more limited than if they were quoted on Nasdaq or other national securities exchanges.

Raising additional capital may cause dilution to our existing shareholders, restrict our operations or cause us to relinquish valuable rights.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity, convertible debt securities or other equity-based derivative securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as holder of ADSs. Any indebtedness we incur would result in increased fixed payment obligations and could involve restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. Any debt or additional equity financing that we raise may contain terms that are not favorable to us or our shareholders. Furthermore, the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of the ADSs to decline and existing shareholders may not agree with our financing plans or the terms of such financings. If we raise additional funds through strategic partnerships, collaborations, and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our intellectual property, technologies or our product candidates, or grant licenses on terms unfavorable to us.

Future sales or issuances of the ADSs in the public markets, or the perception of such sales, could depress the trading price of the ADSs.

The sale of a substantial number of shares or ADSs or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of the ADSs and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of the ADSs at any time in one or more separate offerings. We cannot predict the effect that future sales of ADSs or other equity-related securities would have on the market price of the ADSs.

You are reliant on the Depositary to exercise your voting rights and to receive distributions on ADSs and, as a result, you may be unable to exercise your voting rights on a timely basis or you may not receive certain distributions.

In certain circumstances, holders of ADSs may have limited rights relative to holders of ordinary shares. The rights of holders of ADSs with respect to the voting of ordinary shares and the right to receive certain distributions may be limited in certain respects by the Deposit Agreement entered into by us and The Bank of New York Mellon. For example, although ADS holders are entitled under the Deposit Agreement, subject to any applicable provisions of Australian law and of our Constitution, to instruct the depositary as to the exercise of the voting rights pertaining to the ordinary shares represented by the ADSs, and the depositary has agreed that, if we asked it to solicit voting instructions, it will try, as far as practical, to vote the ordinary shares so represented in accordance with such instructions, ADS holders may not receive notices sent by the depositary in time to ensure that the depositary will vote the ordinary shares. This means that, from a practical point of view, the holders of ADSs may not be able to exercise their right to vote. In addition, under the Deposit Agreement, the depositary has the right to restrict distributions to holders of the ADSs in the event that it is unlawful or impractical to make such distributions. We have no obligation to take any action to permit distributions to holders of the ADSs. As a result, holders of ADSs may not receive distributions.

We do not currently intend to pay dividends on our securities and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of the ADSs.

We have not declared or paid any cash dividends on our ordinary shares since November 2012 and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our operations and growth. Therefore, you are not likely to receive any dividends on your ADSs for the foreseeable future and the success of an investment in the ADSs will depend upon any future appreciation in its value. Consequently, investors may need to sell all or part of their holdings of the ADSs after price appreciation, which may never occur, as the only way to realize any future gains on their investment. There is no guarantee that the ADSs will appreciate in value or even maintain the price at which our shareholders have purchased them. Investors seeking cash dividends should consider not purchasing the ADSs.

USE OF PROCEEDS

This prospectus relates to the potential resale from time to time of some or all the ADSs. The selling shareholder will receive all of the proceeds from any sale of such ADSs. We will not receive any proceeds from any sales of the ADSs by the selling shareholder.

We have agreed to bear the expenses in connection with the registration of the ADSs to be offered by this prospectus by the selling shareholder other than any underwriting discounts and commissions or transfer taxes relating to the sale of the ADSs, which will be borne by the selling shareholder.

DIVIDEND POLICY

Since our inception, we have not declared or paid any dividends on our shares. We intend to retain any earnings for use in our business and do not currently intend to pay cash dividends on our ordinary shares. Dividends, if any, on our outstanding ordinary shares will be declared by and subject to the discretion of our board of directors, and subject to Australian law.

Any dividend we declare will be paid to the holders of ADSs, subject to the terms of the Deposit Agreement, to the same extent as holders of our ordinary shares, to the extent permitted by applicable law and regulations, less the fees and expenses payable under the Deposit Agreement. Any dividend we declare will be distributed by the depositary bank to the holders of ADSs, subject to the terms of the Deposit Agreement. See “Description of American Depositary Shares” in the accompanying base prospectus.

DESCRIPTION OF SHARE CAPITAL

General

Kazia is a public corporation registered under the Australian Corporations Act 2001 (“Corporations Act”). Our corporate affairs are principally governed by our Constitution, the Corporations Act and Nasdaq Marketplace Rules. Our ADSs trade on the Nasdaq Capital Market.

The Australian law applicable to our Constitution is not significantly different than a U.S. company’s charter documents except we do not have a limit on our authorized share capital and the concept of par value is not recognized under Australian law as further discussed under the section titled “Our Constitution” below.

Subject to restrictions on the issue of securities under our Constitution, the Corporations Act and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that our board of directors determine.

The rights and restrictions attaching to ordinary shares are derived through a combination of our Constitution, the common law applicable to Australia, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to our ordinary shares are summarized below. Each ordinary shareholder is entitled to receive notice of, and to be present, vote and speak at, general meetings.

Changes to Our Share Capital

As of June 30, 2023, we had (i) 228,029,114 ordinary shares outstanding and (ii) 14,780,000 outstanding options and warrants to purchase an aggregate of 14,780,000 ordinary shares.

Since July 1, 2020, the following changes have been made to our ordinary share capital:

•	On August 28, 2020, we issued 25,000 ordinary shares on conversion of options at an exercise price of A$0.4925 per option;

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On October 12, 2020, we issued 20,525,820 ordinary shares at a price of A$0.80 per share in a private placement to institutional shareholders and investors for an aggregate consideration of approximately A$16.4 million;

•	On October 26, 2020, we issued 11,017,075 ordinary shares at a price of A$0.80 per share in a retail offer to Australian shareholders for an aggregate consideration of approximately A$8.8 million;

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On November 9, 2020, we issued 1,200,000 options at an exercise price of A$1.132 per option and 800,000 options at an exercise price of A$0.8812 per option to non-executive directors and employees under our employee share option plan;

•	On January 4, 2021, we issued 200,000 options at an exercise price of A$1.69 per option to employees under our employee share option plan;

•	On March 2, 2021, we issued 391,500 ordinary shares on conversion of options at an average exercise price of A$0.6350 per option for an aggregate consideration of approximately A$248,661

•	On March 15, 2021, we issued 25,000 ordinary shares on conversion of option at an exercise price of A$0.4930 per option for an aggregate consideration of approximately A$12,313;

•	On April 28, 2021, we issued 3,037,580 ordinary shares in the form of ADSs at a price of A$1.4070 per ADS in a public offering for an aggregate consideration of approximately A$4,274,633;

•	On May 21, 2021, we issued 2,391,865 ordinary shares in satisfaction of a milestone related to the purchase of Glioblast Pty Limited;

•	On September 9, 2021, we issued 100,000 options at an exercise price of A$1.37 per option to employees under our employee share option plan;

•	On November 16, 2021, we issued 1,000,000 options at an exercise price of A$1.69 per option to employees under our employee share option plan;

•	On November 16, 2021, we issued 1,500,000 options at an exercise price of A$2.24 per option to employees under our employee share option plan;

•	On November 16, 2021, we issued 800,000 options at an exercise price of A$1.56 per option to employees under our employee share option plan;

•	On December 15 2021, we issued 25,000 ordinary shares on conversion of options at an exercise price of A$0.6680 per option for an aggregate consideration of approximately A$16,700;

•	On February 1, 2022, we issued 500,000 options at an exercise price of A$0.94 per option to employees under our employee share option plan;

•	On February 1, 2022, we issued 800,000 options at an exercise price of A$0.94 per option to employees under our employee share option plan;

•	On May 5 2022, we issued 1,855,357 ordinary shares due to the conversion of the Triaxial convertible note triggered by completion of phase II paxalisib trial announced to ASX on April 21, 2022;

•	On May 24, 2022, we issued 100,000 options at an exercise price of A$0.78 per option to employees under our employee share option plan;

•	On May 24, 2022, we issued 10,000 ordinary shares at a price of A$0.826 per share under our ATM facility raising A$8,256 before transaction costs;

•	On June 2, 2022, we issued 10,000 ordinary shares at a price of A$0.802 per share under our ATM facility raising A$8,025 before transaction costs;

•	On June 6, 2022, we issued 88,710 ordinary shares at a price of A$0.837 per share under our ATM facility raising A$74,258 before transaction costs;

•	On June 9, 2022, we issued 603,500 ordinary shares at a price of A$0.84 per share under our ATM facility raising A$507,035 before transaction costs;

•	On June 14, 2022, we issued 75,940 ordinary shares at a price of A$0.824 per share under our ATM facility raising A$62,583 before transaction costs;

•	On June 15, 2022, we issued 2,000 ordinary shares at a price of A$0.83 per share under our ATM facility raising A$1,661 before transaction costs;

•	On June 20, 2022, we issued 4,072,660 ordinary shares at a price of A$0.869 per share under our ATM facility raising A$3,540,403 before transaction costs;

•	On July 7, 2022, we issued 573,370 ordinary shares at a price of A$0.7102 per share under our ATM facility raising A$407,201 before transaction costs;

•	On August 8, 2022, we issued 8,561,490 ordinary shares at a price of A$0.3316 per share under our ATM facility raising A$2,839,346 before transaction costs;

•	On August 9, 2022, we issued 10,000 ordinary shares at a price of A$0.2723 per share under our ATM facility raising A$2,723 before transaction costs;

•	On August 10, 2022, we issued 158,020 ordinary shares at a price of A$0.2465 per share under our ATM facility raising A$38,949 before transaction costs;

•	On August 11, 2022, we issued 330,960 ordinary shares at a price of A$0.2413 per share under our ATM facility raising A$79,868 before transaction costs;

•	On August 12, 2022, we issued 1,247,440 ordinary shares at a price of A$0.2469 per share under our ATM facility raising A$308,050 before transaction costs;

•	On September 12, 2022, we issued 651,030 ordinary shares at a price of A$0.2211 per share under our ATM facility raising A$143,964 before transaction costs;

•	On September 13, 2022, we issued 28,350 ordinary shares at a price of A$0.2187 per share under our ATM facility raising A$6,200 before transaction costs;

•	On September 14, 2022, we issued 60,000 ordinary shares to the Scientific Advisory Board;

•	On October 7, 2022, we issued 736,760 ordinary shares at a price of A$0.1789 per share under our ATM facility raising A$131,797 before transaction costs;

•	On October 28, 2022, we issued 12,296,180 ordinary shares at a price of A$0.1865 per share under our ATM facility raising A$2,293,288 before transaction costs;

•	On January 11, 2023, we issued 20,000 ordinary shares at a price of A$0.1380 per share under our ATM facility raising A$2,761 before transaction costs;

•	On January 16, 2023, we issued 25,387,018 ordinary shares at a price of A$0.11 per share in a professional and sophisticated investors placement raising A$2,792,572 before transaction costs;

•	On February 28, 2023, we issued 15,522,075 ordinary shares at a price of A$0.11 per share in a professional and sophisticated investors placement raising A$1,707,428 before transaction costs;

•	On March 3, 2023, we issued 3,930,000 ordinary options at an exercise price of A$0.15 per option to employees under our employee share option plan.

•	On March 3, 2023, we issued 23,691,045 ordinary shares at a price of A$0.11 per share in a share placement plan to existing eligible shareholders raising A$2,606,000 before transaction costs;

•	On May 3, 2023, we issued 4,000,000 ordinary options at an exercise price of A$0.187 per option to employees under our employee share option plan.

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On December 5, 2023, we issued 26,620,000 ordinary shares in the form of ADSs at a price of US$0.45 per ADS and 18,244,450 pre-funded warrants to purchase up to 1,824,445 ADSs representing 18,244,450 ordinary shares at a price of US$0.44 per pre-funded warrant with an exercise price of $0.01 per ADS in a registered direct offering for an aggregate consideration of approximately US$2 million; and

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On December 5, 2023, we issued unregistered warrants to purchase up to 4,444,445 ADSs representing 44,444,450 ordinary shares at an exercise price of US$0.583 per ADS in a private placement for an aggregate consideration of approximately US$2.6 million.

Our Constitution

Our Constitution is similar in nature to the bylaws of a U.S. corporation. It does not provide for or prescribe any specific objectives or purposes of Kazia. Our Constitution is subject to the terms of the Corporations Act. It may be amended or repealed and replaced by special resolution of shareholders, passed by at least 75% of the votes cast by shareholders entitled to vote on the resolution.

Under Australian law, a company has the legal capacity and powers of an individual both within and outside Australia. The material provisions of our Constitution are summarized below. This summary is not intended to be complete nor to constitute a definitive statement of the rights and liabilities of our shareholders, and is qualified in its entirety by reference to the complete text of our Constitution, a copy of which is incorporated by reference as an exhibit to the registration statement, of which this prospectus forms a part.

Interested Directors

Subject to the Corporations Act, neither a director nor that director’s alternate may vote in respect of any contract or arrangement in which the director has, directly or indirectly, any material personal interest according to our Constitution. However, that director may execute or otherwise act in respect of that contract or arrangement notwithstanding any material personal interest.

Unless a relevant exception applies, the Corporations Act requires our directors to provide disclosure of any material personal interest, and prohibits directors from voting on matters in which they have a material personal interest or being present while such matter is being considered at the board meeting. In addition, the Corporations Act require shareholder approval of any provision of related party benefits to our directors.

Directors compensation

Our directors are paid remuneration for their services as directors (but excluding any remuneration payable to a director under any executive services contract with us or one of our related bodies corporate) which is determined in a general meeting of shareholders. The aggregate, fixed sum for directors’ remuneration is to be divided among the directors in such proportion as the directors themselves agree and in accordance with our Constitution. The fixed sum remuneration for non-executive directors may not be increased except at a general meeting of shareholders and the particulars of the proposed increase are required to have been provided to shareholders in the notice convening the meeting. In addition, executive directors may be paid remuneration as determined by the directors from time to time and including as a salary, commission or participation in profits and/or by the issue of shares, options to acquire shares or performance rights or other incentives (or a combination of any of these methods of remuneration).

Pursuant to our Constitution, if, at our board’s request, any director performs extra services or makes special exertions, Kazia may remunerate that director by paying for those services and exertions.

In addition to other remuneration provided in our Constitution, all of our directors are entitled to be paid by us for all other travelling, accommodation and other expenses incurred by the directors in attending and returning from general meetings, board meetings, committee meetings or otherwise in connection with our business.

Borrowing powers exercisable by Directors

Pursuant to our Constitution, the management and control of our business affairs are vested in our board of directors. Our board of directors has the power to raise or borrow money or obtain other financial accommodation for Company purposes, and may grant security for the repayment of that sum or sums or the payment, performance or fulfilment of any debts, liabilities, contracts or obligations incurred or undertaken by the Company in any manner and on any terms and conditions as our board thinks fit.

Retirement of Directors

Pursuant to our Constitution, at least one director, other than the Managing Director, must retire from office at every annual general meeting unless there has been an election of directors earlier that year. A director, other than the director who is the Managing Director, must retire from office at the conclusion of three years or following the third annual general meeting after which the director was elected, whichever is longer. If no director is required to retire at an annual general meeting, then the director to retire will be the director who has been longest in office since last being elected. Retired directors are eligible for a re-election to the board of directors unless disqualified from acting as a director under the Corporations Act or our Constitution.

Rights and restrictions on classes of shares

The rights attaching to our ordinary shares are detailed in our Constitution. Our Constitution provides that our directors may issue shares with any preferential, deferred or special rights, privileges or conditions or with any restriction (whether in relation to dividends, voting, return of share capital or otherwise) as our board of directors may determine. Subject to any approval which is required from our shareholders under the Corporations Act, we may issue further shares on such terms and conditions as our board of directors resolves.

Dividend rights

Our board of directors may from time to time determine to pay and declare dividends to shareholders subject to compliance with the requirements set out in the Constitution and the Corporations Act. All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for our benefit until claimed or otherwise disposed of in accordance with our Constitution.

Voting rights

Under our Constitution, the rights and restrictions attaching to a class of shares, each shareholder has one vote on a show of hands at a meeting of the shareholders unless a poll is demanded under the Constitution or the Corporations Act. On a poll vote, each shareholder shall have one vote for each fully paid share and a fractional vote for each share held by that shareholder that is not fully paid, such fraction being equivalent to the proportion of the amount that has been paid to such date on that share. Shareholders may vote in person or by proxy, attorney or representative. Under Australian law, shareholders of a public company are generally not permitted to approve corporate matters by written consent. Our Constitution does not provide for cumulative voting. Note that ADS holders may not directly vote at a meeting of the shareholders but may instruct the depositary to vote the number of deposited ordinary shares their ADSs represent.

Right to share in our profits

Pursuant to our Constitution, our shareholders are entitled to participate in our profits only by payment of dividends. Our board of directors may from time to time determine to pay dividends to the shareholders; however, no dividend is payable except in accordance with the Constitution and the Corporations Act.

Rights to share in the surplus in the event of winding up

Our Constitution provides for the right of shareholders to participate in a surplus in the event of our winding up, subject to the rights attaching to a class of shares, the Constitution and the Corporations Act.

No redemption provision for ordinary shares

There are no redemption provisions in our Constitution in relation to ordinary shares. Under our Constitution, any preference shares may be issued on the terms that they are, or may at the option of Kazia or the holder be, liable to be redeemed or converted into ordinary shares.

Variation or cancellation of share rights

Subject to the Constitution and the Corporations Act and the terms of issue of shares of that class, the rights attached to shares in a class of shares may only be varied or cancelled by either:

•	a special resolution passed at a meeting of members holding shares in that class; or

•	the written consent of members with at least 75% of the shares in the class.

Directors may make calls

Our Constitution provides that our directors may make calls on a shareholder for all monies unpaid on shares held by that shareholder, other than monies payable at fixed times under the conditions of allotment.

General Meetings of Shareholders

General meetings of shareholders may be called by our board of directors. Except as permitted under the Corporations Act, shareholders may not convene a meeting. The Corporations Act requires the directors to call and arrange to hold a general meeting on the request of shareholders with at least 5% of the votes that may be cast at a general meeting. Notice of the proposed meeting of our shareholders is required at least 21 days prior to such meeting under the Corporations Act.

Foreign Ownership Regulation

Our Constitution does not impose specific limitations on the rights of non-residents to own securities. However, acquisitions and proposed acquisitions of securities in Australian companies may be subject to review and approval by the Australian Federal Treasurer under the Foreign Acquisitions and Takeovers Act 1975 (Cth) (the “Foreign Takeovers Act”), which generally applies to acquisitions or proposed acquisitions:

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by a foreign person (as defined in the Foreign Takeovers Act) or associated foreign persons that would result in such persons having an interest in 20% or more of the issued shares of, or control of 20% or more of the voting power in, an Australian company; and

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by non-associated foreign persons that would result in such foreign persons having an aggregate interest in 40% or more of the issued shares of, or control of 40% or more of the voting power in, an Australian company, where the Australian company is valued above the monetary threshold prescribed by Foreign Takeovers Act.

However, in general terms, no such review or approval under the Foreign Takeovers Act is required if the foreign acquirer is a U.S. entity or an entity from certain other countries and the value of the target is less than A$1,339 million, unless, among other things, the company operates in a sensitive business or industry, or the investor is a foreign government or its associated entities.

The Australian Federal Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Treasurer is satisfied that the acquisition would be contrary to the national interest. If a foreign person acquires shares or an interest in shares in an Australian company in contravention of the Foreign Takeovers Act, the Australian Federal Treasurer may make a range of orders including an order the divestiture of such person’s shares or interest in shares in that Australian company.

Issues of Shares and Change in Capital

Subject to our Constitution, the Corporations Act and any other applicable law, we may at any time issue shares and give any person a call or option over any shares on any terms, with preferential, deferred or special rights, privileges or conditions or with any restrictions and for the consideration and other terms that the directors determine.

Subject to the requirements of our Constitution, the Corporations Act and any other applicable law, including relevant shareholder approvals, we may consolidate or divide our share capital into a larger or smaller number by resolution, reduce our share capital in any manner (provided that the reduction is fair and reasonable to our shareholders as a whole, does not materially prejudice our ability to pay creditors and obtains the necessary shareholder approval) or buy back our ordinary shares whether under an equal access buy-back or on a selective basis.

Change of Control

Takeovers of Australian companies, such as Kazia, are regulated by the Corporations Act, which prohibits the acquisition of a “relevant interest” in issued voting shares in an unlisted public company with more than 50 members if the acquisition will lead to that person’s or someone else’s “voting power” (being the person’s relevant interests plus those of its associates) in Kazia’s issued shares increasing from 20% or below to more than 20% or increasing from a starting point that is above 20% and below 90% (“Takeovers Prohibition”), subject to a range of exceptions.

Generally, a person will have a relevant interest in securities if the person:

•	is the holder of the securities;

•	has power to exercise, or control the exercise of, a right to vote attached to the securities; or

•	has the power to dispose of, or control the exercise of a power to dispose of, the securities, including any indirect or direct power or control.

If, at a particular time:

•	a person has a relevant interest in issued securities; and

•	the person has:

•	entered or enters into an agreement with another person with respect to the securities;

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given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities (whether the right is enforceable presently or in the future and whether or not on the fulfillment of a condition); or

•	granted or grants an option to, or has been or is granted an option by, another person with respect to the securities; and

•	the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised.

then the other person is taken to already have a relevant interest in the securities.

There are a number of exceptions to the Takeovers Prohibition on acquiring a relevant interest in issued voting shares above 20%. In general terms, some of the more significant exceptions include:

•	when the acquisition results from the acceptance of an offer under a formal takeover bid;

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when the acquisition is conducted on market by or on behalf of the bidder during the bid period for a full takeover bid that is unconditional or only conditional on certain ‘prescribed’ matters set out in the Corporations Act;

•	when the acquisition has been previously approved by shareholders of Kazia by resolution passed at general meeting;

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an acquisition by a person if, throughout the six months before the acquisition, that person or any other person has had voting power in Kazia of at least 19% and, as a result of the acquisition, none of the relevant persons would have voting power in Kazia more than three percentage points higher than they had six months before the acquisition;

•	when the acquisition results from the issue of securities under a pro rata rights issue;

•	when the acquisition results from the issue of securities under a dividend reinvestment scheme or bonus share plan;

•	when the acquisition results from the issue of securities under certain underwriting arrangements;

•	when the acquisition results from the issue of securities through a will or through operation of law;

•	an acquisition that arises through the acquisition of a relevant interest in another listed company which is listed on a prescribed financial market or a foreign market approved by ASIC;

•	an acquisition arising from an auction of forfeited shares conducted on-market; or

•	an acquisition arising through a compromise, arrangement, liquidation or buy-back.

Breaches of the takeovers provisions of the Corporations Act are criminal offenses. The Australian Securities and Investments Commission, or ASIC, and the Australian Takeover Panel have a wide range of powers relating to breaches of takeover provisions or other circumstances deemed to be unacceptable (whether or not they involve a breach of the takeover provisions), including the ability to make orders canceling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches of the takeover provisions provided in the Corporations Act.

Access to and Inspection of Documents

Inspection of our records is governed by the Corporations Act. Any member of the public has the right to inspect or obtain copies of our registers on the payment of a prescribed fee. Shareholders are not required to pay a fee for inspection of our registers or minute books of the meetings of shareholders. Other corporate records, including minutes of directors’ meetings, financial records and other documents, are not open for inspection by shareholders. Where a shareholder is acting in good faith and an inspection is deemed to be made for a proper purpose, a shareholder may apply to the court to make an order for inspection of our books.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as depositary, has registered and delivered American Depositary Shares, also referred to as ADSs. Each ADS represents 10 ordinary shares (or a right to receive 10 ordinary shares) deposited with HSBC Bank Australia Limited, as custodian for the depositary. Each ADS may also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs are administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either:

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directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having ADSs registered in your name in the Direct Registration System; or

•	indirectly by holding a security entitlement in ADSs through your broker or other financial institution.

If you hold ADSs directly, you are a registered ADS holder, or ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, also referred to as DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Australian law governs shareholder rights. The depositary is the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and all other persons directly or indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the form of ADR which summarizes certain terms of your ADSs. A copy of the deposit agreement is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC’s Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the deposit agreement on the SEC’s website at http://www.sec.gov.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

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Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and can not be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution to the extent reasonably practicable and permitted under law. The depositary will only distribute whole ADSs. It will try to sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution.

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Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to you. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for such rights.

If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the shares on your behalf all in accordance with your instructions. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay the exercise price and any other charges the rights require you to pay and comply with other applicable instructions.

•

Other Distributions. The depositary will send to you anything else we distribute on deposited securities by any means it determines is legal, fair and practical. If it cannot make the distribution in that way, the depositary may adopt another legal, fair and practical method. It may decide to sell what we distributed and distribute the net proceeds in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives reasonably satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or any other property to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person designated by you at the office of the custodian. In the alternative, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to you a statement confirming that you are the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the number of deposited ordinary shares your ADSs represent. The depositary will notify you of shareholders’ meetings and arrange to deliver our voting materials to you upon our request. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date established by the depositary.

Otherwise, you will not be able to exercise your right to vote unless you withdraw the shares underlying the ADSs. However, you may not know about the meeting with a sufficient amount of advance notice to withdraw the shares.

The depositary will attempt, as far as practical, subject to the laws of Australia and of our Constitution or similar documents, to vote or to have its agents vote the shares or other deposited securities represented by your ADSs as instructed by ADS holders. The depositary will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing ordinary shares or ADS holders must pay the depositary:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

•  Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

•  Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	• Any cash distribution to you

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to you

$.05 (or less) per ADS per calendar year	• Depositary services

Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) • Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	• As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid. The depositary may collect any of its fees by deduction from any cash distribution payable to you.

From time to time, the depositary may make payments to us to reimburse or share revenue from the fees collected from you, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:

•  Reclassify, split up or consolidate any of the deposited securities

•  Distribute securities in respect of deposited shares that are not distributed to you

•  Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

The depositary may distribute some or all of the cash, shares or other securities it received. It may also ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary may initiate termination of the deposit agreement if at any time 60 days shall have expired after the depositary delivered to us a written resignation notice and a successor depositary has not been appointed and accepted its appointment, an insolvency event or delisting event occurs, or a termination option event has occurred or will occur. If termination of the deposit agreement is initiated, the depositary shall deliver a notice of termination to you setting a date for termination, which shall be at least 90 days after the date of that notice, and the deposit agreement shall terminate on that date. After termination, the depositary and its agents will do the following under the deposit agreement (but nothing else):

•	collect distributions on the deposited securities;

•	sell rights and other property; and

•	deliver shares and other deposited securities upon cancellation of ADSs.

At any time after termination, the depositary may sell any remaining deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to indemnify the relevant persons under the deposit agreement and to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement;

•	are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

You have the right to cancel your ADSs and withdraw the underlying shares at any time except:

•

when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our ordinary shares;

•	when you owe money to pay fees, taxes and similar charges; and

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs, which ownership may be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Disclosure of Interests

We may from time to time request ADS holders to provide information as to the capacity in they own or owned ADSs and regarding the identity of any other persons then or previously interested in such ADSs and the nature of such interest. Each ADS holder agrees to provide any information of that kind that is requested by us or the depositary. To the extent that provisions of or governing the deposited securities or the rules or regulations of any governmental authority or securities exchange or automated quotation system may require the disclosure of beneficial or other ownership of deposited securities, other shares and other securities to us or other persons and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the depositary has agreed to use its reasonable efforts to comply with our written instructions in respect of any such enforcement or limitation.

SELLING SHAREHOLDER

The ADSs being offered by the selling shareholder are those issuable to the selling shareholder upon conversion of our Convertible Promissory Note due April 23, 2024, or the Note. For additional information regarding the issuance of the Note, see “Recent Developments” in the Prospectus Summary above. We are registering the ADSs in order to permit the selling shareholder to offer the ADSs for resale from time to time.

The table below lists the selling shareholder and other information regarding the beneficial ownership of the ADSs by the selling shareholder. The second column lists the number of ADSs beneficially owned by the selling shareholder, based on its ownership of the ADSs and the Note, as of December 14, 2023, assuming 50% conversion of the Note held by the selling shareholder on that date.

For purposes of this prospectus, “selling shareholder” means the shareholder listed below and its permitted pledgees, donees, transferees or successors-in-interest who may acquire securities through a pledge, gift, partnership distribution or other non-sale related transfer from the selling shareholder. Our registration of the resale of the ADSs issuable upon conversion of the Note does not necessarily mean that the selling shareholder will sell all or any of such ADSs. The following table sets forth certain information as of December 14, 2023 concerning the ADSs that may be offered from time to time by the selling shareholder with this prospectus. The information is based on information provided by or on behalf of the selling shareholder. Information about the selling shareholder may change over time. Any changed or new information given to us by the selling shareholder will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary.

	ADSs Beneficially Owned Prior to the Offering		Number of ADSs Being Offered for Resale	ADSs Beneficially Owned After the Offering
Name and Address of Selling Shareholder	ADSs	Percentage(1)		ADSs(2)	Percentage(1)
Elena Paskalev(3)	—	0%	591,697	591,697	2.5%

(1)	Percentage is based on 23,741,544 ADSs (representing 237,415,444 ordinary shares) outstanding as of November 30, 2023.
(2)	Assumes the sale of all ADSs offered pursuant to this prospectus and treats all such ADSs as outstanding for the purpose of calculating the beneficial ownership percentage.
(3)	Elena Paskalev, as the selling shareholder, exercises voting and investment control over these shares. The address of the selling shareholder is c/o AM Stadtrand 51A, Duebendorf CH-8600, Switzerland.

PLAN OF DISTRIBUTION

We are registering the ADSs covered by this prospectus on behalf of the selling shareholder, to permit the resale of these ADSs by the selling shareholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholder of the ADSs. We will bear all fees and expenses incident to our obligation to register the ADSs.

The selling shareholder may sell all or a portion of the ADSs beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the ADSs are sold through underwriters or broker-dealers, the selling shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The ADSs may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144 under the Securities Act of 1933, as amended;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling shareholder effects such transactions by selling ADSs to or through underwriters, broker- dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of the ADSs for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). Underwriters, broker-dealers or agents who may become involved in the sale of ADSs may engage in transactions with, and perform other services for, us in the ordinary course of their business for which they receive compensation. In connection with sales of the ADSs or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the ADSs in the course of hedging in positions it assumes. The selling shareholder may also sell ADSs short and deliver ADSs covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholder may also loan or pledge ADSs to broker-dealers that in turn may sell such shares.

The selling shareholder may pledge or grant a security interest in some or all of the ADSs of owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the

ADSs from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholder also may transfer and donate the ADSs in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Any broker-dealers participating in the distribution of the ADSs may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealers may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the ADSs is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of ADSs being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the ADSs may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the ADSs may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the ADSs registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the ADSs by the selling shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the ADSs to engage in market- making activities with respect to the ADSs. All of the foregoing may affect the marketability of the ADSs and the ability of any person or entity to engage in market-making activities with respect to the ADSs.

Once sold under the shelf registration statement, of which this prospectus forms a part, the ADSs will be freely tradable in the hands of persons other than our affiliates.

EXPENSES

The following sets forth all costs and expenses that we expect to incur in connection with the sale of the ADSs being registered hereby. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee		$34.50
Legal fees and expenses		*
Accounting fees and expenses		*
Printing expenses		*
Other miscellaneous fees and expenses		*

Total	$	*

*	Estimated expenses not presently known.

LEGAL MATTERS

Legal matters with respect to U.S. federal and New York law in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters with respect to Australian law in connection with the validity of the ordinary shares being offered by this prospectus and other legal matters will be passed upon for us by Baker & McKenzie, Sydney, Australia.

EXPERTS

The consolidated financial statements as of June 30, 2023 and for the year ended June 30, 2023 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO Audit Pty Ltd an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

The consolidated financial statements as of June 30, 2022 and for the year ended June 30, 2022, before the effects of the restatement, due to the correction of an error, as described in Note 4 to the consolidated financial statements, and the reclassification, as described in Note 5 to the consolidated financial statements, incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of Grant Thornton Audit Pty Ltd an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a public company limited by shares incorporated under the laws of Australia. Certain of our directors are non-residents of the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for you to:

•	effect service of process within the United States upon our non-U.S. resident directors or on us;

•

enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;

•

enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

•	bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors or us, including actions under the civil liability provisions of the U.S. securities laws.

With that noted, there are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia.

The disclosure in this section is not based on the opinion of counsel.

We have appointed Vcorp Services, LLC as our agent to receive service of process with respect to any action brought against us under the federal securities laws of the United States.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means we are able to disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is considered a part of this prospectus and should be read carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

•	our Annual Report on Form 20-F for the year ended June 30, 2023, filed with the SEC on October 26, 2023;

•

our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on July 6, 2023, August  11, 2023, September 29, 2023, October 23, 2023, November 1, 2023, November  14, 2023, November 15, 2023, November 20, 2023, November 21, 2023, and December 1, 2023;

•

the descriptions of our ordinary shares and the American Depositary Shares representing the ordinary shares that are contained in Item 10.B. “Additional Information—Memorandum and Articles of Association” and Item 12.D “Description of Securities other than Equity Securities—American Depositary Shares” in our Annual Report on Form 20-F for the fiscal year ended June  30, 2023, filed with the SEC on October 26, 2023;

•	any annual report on Form 20-F filed with the SEC after the date of this prospectus;

•	any half yearly report on Form 6-K furnished to the SEC after the date of this prospectus and prior to the termination of this offering of Securities; and

•

any other Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of this offering of securities, but only to the extent that those forms expressly state that we incorporate them by reference in this prospectus.

We have not authorized anyone else to provide you with additional or different information to the information included in and incorporated by reference to this prospectus and any prospectus supplement. You should rely only on the information provided by and incorporated by reference to this prospectus and any prospectus supplement.

Upon written or oral request, we shall provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any or all of the documents that are incorporated by reference to this prospectus but not delivered with this prospectus. You may request a copy of these filings by contacting us at Kazia Therapeutics Limited, Three International Towers, Level 24, 300 Barangaroo Avenue, Sydney, NSW, 2000, Australia, Attention Company Secretary, telephone +61-437 376 171.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have a registration statement on Form F-3 filed with the SEC, including relevant exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits. As this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement, its exhibits and the documents incorporated by reference for further information with respect to us and our securities. All information we file with the SEC is available through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, which may be accessed through the SEC’s website at www.sec.gov. Information filed with the SEC may also be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please visit the SEC’s website at www.sec.gov for further information on the SEC’s Public Reference Room.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Our annual report on Form 20-F for the year ending June 30, 2023, has been filed with the SEC and an annual report on Form-20-F for subsequent years will be due within four months following the fiscal year end.

We are not required to disclose certain other information that is required from U.S. domestic issuers. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act and Regulation FD (Fair Disclosure), which was adopted to ensure that select groups of investors are not privy to specific information about an issuer before other investors.

We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by companies filing as a domestic issuer, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, companies filing as a domestic issuer. We are liable for violations of the rules and regulations of the SEC that apply to us as a foreign private issuer.

Only the specific documents incorporated by reference above, or incorporated by reference in any prospectus supplement, are to be deemed incorporated by reference into this prospectus and the registration statement of which it is a part. No information available on or through our website, or any other website reference herein, shall be deemed incorporated by reference into this prospectus.

DISCLOSURE OF SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of Kazia, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Kazia Therapeutics Limited

591,697 American Depositary Shares representing 5,916,970 Ordinary Shares

PROSPECTUS

                , 2023

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Australian law. Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers and directors, except to the extent of any of the following liabilities incurred as an officer or director of the company:

•	a liability owed to the company or a related body corporate of the company;

•	a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA, 1317HB, 1317HC or 1317HE of the Australian Corporations Act 2001;

•	a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith; or

•	legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:

•	in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;

•	in defending or resisting criminal proceedings in which the officer or director is found guilty;

•

in defending or resisting proceedings brought by the Australian Securities & Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the Australian Securities & Investments Commission or a liquidator as part of an investigation before commencing proceedings for a court order); or

•	in connection with proceedings for relief to the officer or a director under the Corporations Act, in which the court denies the relief.

Constitution. Our Constitution provides, except to the extent prohibited by the law and the Corporations Act, for the indemnification of every person who is or has been an officer or a director of Kazia against liability (other than legal costs that are unreasonable) incurred by that person as an officer or director. This includes any liability incurred by that person in their capacity as an officer or director of a subsidiary of Kazia where the company requested that person to accept that appointment.

Indemnification Agreements. Pursuant to Deeds of Access, Insurance and Indemnity, we have agreed to indemnify our directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director.

SEC Position. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits.

EXHIBIT INDEX

Exhibits	Description

3.1	Constitution of Kazia Therapeutics Limited (incorporated by reference to Exhibit 1.1 to the Company’s Annual Report on Form 20-F filed with the SEC on October 25, 2017)

Exhibits	Description

4.1	Amended and Restated Deposit Agreement, dated as of June 6, 2016, between Kazia Therapeutics Limited (then known as Novogen Limited) and The Bank of New York Mellon, as depositary, and Owners and Holders of the American Depositary Shares (incorporated by reference to Exhibit 2.1 to the Company’s Annual Report on Form 20-F filed with the SEC on October 27, 2016)

4.2	Form of American Depositary Receipt evidencing American Depositary Shares (included in Exhibit 4.1)

4.3	Securities Purchase Agreement, dated as of October 23, 2023, between Kazia Therapeutics Limited and Elena Paskalev.

4.4	Form of Convertible Promissory Note (included in Exhibit 4.3)

5.1	Opinion of Baker & McKenzie

23.1	Consent of Baker & McKenzie (included in Exhibit 5.1)

23.2	Consent of Grant Thornton Audit Pty Ltd

23.3	Consent of BDO Audit Pty Ltd

24.1	Power of Attorney (contained on the signature page to this registration statement)

107	Filing Fee Table

*	To be filed as an amendment or as an exhibit to a report filed pursuant to the Exchange Act and incorporated by reference herein.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20–F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20–F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sydney, Australia, on December 15, 2023.

Kazia Therapeutics Limited

By:	/s/ John Friend
Name: John Friend
Title: Chief Executive Officer and Managing Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of John Friend and Karen Krumeich as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his name or her name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant, any and all amendments or supplements (including any and all prospectus supplements, stickers and post-effective amendments) to this registration statement with all exhibits thereto, and sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Friend John Friend	Chief Executive Officer, Managing Director and Interim Chairman (principal executive officer)	December 15, 2023

/s/ Karen Krumeich Karen Krumeich	Chief Financial Officer (principal financial and accounting officer)	December 15, 2023

/s/ Bryce Carmine Bryce Carmine	Director	December 15, 2023

/s/ Steven Coffey Steven Coffey	Director	December 15, 2023

/s/ Ebru Davidson Ebru Davidson	Director	December 15, 2023

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Kazia Therapeutics Limited, has signed this registration statement in Sydney, Australia on December 15, 2023.

Authorized U.S. Representative

Kazia Therapeutics Inc

By:	/s/ John Friend
Name: John Friend
Title: Director